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                                                                  EXHIBIT 10(p)

         EMPLOYMENT AGREEMENT made as of the 24th day of May, 1996 by and between CRYOMEDICAL SCIENCES, INC., a Delaware corporation (hereinafter referred to as the "Company"), and Richard J. Reinhart, residing at 9 Garden Road, Lawrenceveille, New Jersey 08648 (hereinafter referred to as "Employee").

                             W  I T N E S S E T H:

         WHEREAS, the Company desires to employ Employee, and Employee is willing to accept such employment, all on the terms and subject to the conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, the parties hereto agree as follows:

         1.      Employment

                 The Company hereby employs Employee, and Employee hereby accepts employment with the Company, as President and Chief Executive Officer, on the terms and conditions herein set forth.

         2.      Term of Agreement

                 Unless terminated sooner pursuant to the express provisions hereof, the term of employment hereunder shall commence on the date hereof (the "Commencement Date"), shall continue through December 31, 1999 (the "Original Term"), and shall be automatically extended for two additional one-year periods unless (a) the Original Term is terminated pursuant to Section 6 hereof (or otherwise), or (b) not less than 90 days prior to the commencement of any such one-year period the Company notifies Employee, in writing, that the term of employment shall not be extended. The period commencing with the Commencement Date through the end of the term of Employee's employment hereunder is hereinafter referred to as the "Employment Period."

         3.      Duties

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                 During the Employment Period, Employee shall perform such
functions as are normally carried out by the President and Chief Executive Officer of a business of the type in which the Company is engaged, and such other functions as the Board of Directors of the Company (the "Board") shall from time to time reasonably determine. Employee shall devote his full-time, energies and abilities exclusively to the Company's business pursuant to, and in accordance with, reasonable business policies and procedures, as fixed from time to time by the Board. Employee covenants and agrees that he will faithfully adhere to and fulfill such policies as are established from time to time by the Board of Directors of the Company. Employee shall not be assigned, by the Board, responsibilities, in any material manner, inconsistent with his position as President and Chief Executive Officer.

         4.      Compensation

                 4.1 During the Employment Period, Employee's base salary shall be in the amount of $150,000 per annum, payable in accordance with the Company's normal payroll procedures.

                 4.2 During the Employment Period, in addition to Employee's base salary, Employee shall be entitled to a bonus for the period June 1, 1996 through December 31, 1996 ("1996"), and thereafter an annual bonus, payable on or before March 31st of the year next following the year for which such bonus is determined, based upon a percentage of "Pre-Tax Profits of the Company," as follows:

                                               Percent of
                                               ----------
             Year                              Pre-Tax Profits
             ----                              ---------------
             1996                              10%
             1997                              10%
             1998                              7 1/2%
             1999                              5%
             2000                              4%
             2001                              3%

                 As used herein, the term "Pre-Tax Profits of the Company" shall mean the pre-tax profits of the Company and any consolidated subsidiaries as determined in accordance with generally accepted accounting principles, without taking into account (a) any payments made or to be made pursuant to this Section 4.2, and (b) any extraordinary gains or losses. The Company shall use its best efforts to change the Company's fiscal year to a calendar year.





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                 4.3      During the Employment Period, Employee shall be
entitled to a non-accountable automobile allowance of $650 per month.

                 4.4 During the Employment Period, Employee shall be entitled to family coverage for Blue Cross/Blue Shield (or equivalent thereof) and major medical insurance coverage.

                 4.5 Employee shall also be eligible, to the extent he qualifies, to participate in such fringe benefit plans (including retirement, pension, life or other similar employee benefit plans), if any, which the Company may from time to time make available to its employees, provided that the Company shall have the right from time to time to modify, terminate or replace any and all of such plans.

                 4.6 The Company shall reimburse Employee for all reasonable business expenses incurred by Employee in connection with the performance of his duties hereunder (including reimbursement for a hotel room or an apartment in the Rockville, Maryland locale for the first six months of the Employment Period, to accommodate his travel to and from his home to the Company's executive offices), provided Employee submits supporting vouchers for such expenses.

                 4.7 Employee shall be entitled to a four-week paid vacation each year during the Employment Period, to be taken at such time as is consistent with the needs of the Company and the convenience of Employee.

         5.      Stock Options

                 5.1 On the Commencement Date, Employee shall be granted a 10 year Stock Option, under the Company's 1988 Stock Option Plan, to purchase 750,000 shares of the Company's common stock, par value $.001 per share (the "Common Stock"), at a price per share equal to the fair market value thereof (i.e., the closing bid price per share) on the date of grant. The Stock Option shall be exercisable over a 10-year period to the extent of 150,000 shares commencing with the first anniversary date of the Commencement Date and an additional 150,000 shares commencing with each of the next four anniversary dates thereof. A copy of the Stock Option Agreement containing all of the terms and conditions of the Stock Option has been delivered to and received by the Employee. The shares underlying the Stock Option have been registered pursuant to a Registration Statement of Form S-8, and the Company will use its best efforts to maintain the effectiveness of such Registration





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Statement or file a new Registration Statement of Form S-8, if necessary, to cover the shares underlying the 1988 Stock Option Plan.

                 5.2 Notwithstanding the foregoing vesting provisions, in the event of a "Change of Control," one-half of the balance of the Stock Options not already vested, shall vest immediately. "Change of Control" shall mean:

                          (a)     The acquisition by any person, entity or
"group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act") (excluding, for this purpose, Employee, any group (as defined above) of which Employee is a member, the Company of its subsidiaries, or any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company) of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or

                          (b)     Individuals who, as of the date hereof,
constitute the Board (as of the date hereof the "Incumbent Board" ) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board.

         6.      Termination

                 The Employment Period shall terminate upon the happening of any of the following events:

                 6.1 Automatically and without notice upon the death of Employee.

                 6.2      Employee leaves the employ of the Company.





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                 6.3      Upon written notice of termination from the board to
Employee in the event that Employee becomes physically or mentally disabled ("Disability") during the Employment Period such that (a) in the Board's good faith judgment, Employee is permanently incapable of properly performing each of the duties customarily performed by him hereunder, or (b) such Disability lasts for a period of 60 consecutive days or 90 days in any 150 day period and the Board elects to treat such Disability as being permanent in nature.

                 6.4 Upon discharge of Employee, or written notice, by the Board for cause. For purposes of this Agreement, "cause" shall mean the following: the commission of a felony, crime involving moral turpitude or other act causing material harm to the Corporation's standing and reputation, failure to carry out, after reasonable notice of such failure, the reasonable policies of the Board as they may relate to Employee's duties hereunder (other than for reasons beyond his control), persistent absenteeism, a material default or breach of any of the covenants made by Employee in this Agreement, a breach of Employee's duty of loyalty to the Company or any act of dishonesty or fraud with respect to the Company, the willful engaging by Employee in misconduct materially injurious to the Company, or for any other reason which may constitute "cause" under applicable law.

                 6.5 In the event any one of the foregoing events shall occur, the Company shall be obligated to pay to Employee the compensation due him under Section 4 hereof up to the date of termination only and Employee shall not be entitled to receive any additional compensation of any nature whatsoever.

                 6.6 In the event that Employee's employment with the Company is terminated by the Board during the Employment Period for a reason other than as is set forth above in Sections 6.1 through 6.4, the Company shall be required to continue to pay Employee the salary provided for in Section 4.1 hereof, as follows: (a) if such termination occurs within the first six months of the Employment Period, Employee shall be entitled to receive the salary due him under Section 4.1 hereof up to the date of termination only and Employee shall not be entitled to receive any additional compensation of any nature whatsoever, and (b) if such termination occurs after the first six months of the Employment Period, Employee shall be entitled to receive the salary due him under Section 4.1





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hereof for (i) the balance of the Employment Period, (ii) a period of two and one-half (2 1/2) years, or (iii) until Employee is subsequently employed, whichever is sooner, and Employee shall not be entitled to receive any additional compensation of any nature whatsoever; provided, however that Employee shall have an affirmative obligation to seek comparable employment and mitigate the Company's damages.

         7.      Non-Competition

                 7.1 In view of the unique and valuable services that Employee has rendered and is expected to render to the Company, and Employee's knowledge of the business of the Company and proprietary information relating to the business of the Company and similar knowledge regarding the Company that Employee has obtained and is expected to obtain during the course of his employment with the Company and in consideration of the compensation to be received by Employee hereunder, Employee agrees that during the Employment Period and for a period of eighteen months immediately following the termination or expiration thereof (the Employment Period and the subsequent eighteen month period being hereinafter collectively referred to as the "Covenant Period"), he will not compete with, or, directly or indirectly, own, manage, operate, control, loan money to, or participate in the ownership, operation or control of, or be connected with as a director, partner, consultant, agent, independent contractor or otherwise, or acquiesce in the use of his name in any other business or organization which is in competition with the Company in any geographical area in which the Company is then conducting business or any geographical area in which, to the knowledge of Employee at the time of cessation of employment, the Company plans to conduct business within eighteen months from the date thereof; provided, however, that Employee shall be permitted after the cessation of his employment but during the Covenant Period to own less than a 5% interest as a shareholder in any company which is listed on any national securities exchange even thought it may be in competition with the Company.

                 7.2 Employee will not, during the Covenant Period, solicit or interfere with, or endeavor to entice away from the Company, any of its employees or customers without the written consent of the Company or unless such employee is Employee's personal secretary.

                 7.3 Since a breach of the provisions of this Section 7 could not adequately be compensated by money damages and will cause irreparable injury to the Company, the Company shall





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be entitled, in addition to any other right or remedy available to it, to an injunction or restraining order restraining such breach or a threatened breach, and no bond or other security shall be required in connection therewith, and Employee hereby consents to the issuance of any such injunction or restraining order. Employee agrees that the provisions of this Section 7 are reasonable and necessary to protect the Company and its business. It is the desire and intent of the parties that the provisions of this Section 7 shall be enforced to the fullest extent permitted under the public policies and laws applied in each jurisdiction in which enforcement is sought. If any restriction contained in the Section 7 shall be deemed to be invalid, illegal or unenforceable by reason of the extent, duration or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope or other provision hereof and in its reduced form such restriction shall then be enforceable in the manner contemplated hereby.

                 7.4 No provision of this Agreement shall be deemed to preclude Employee from serving as a director on the board of companies not in competition with the Company or of charitable organizations, provided, that any such directorship or consulting activities do not reduce Employee's ability to attend to his duties on behalf of the Company.

         8.      Entire Agreement

                 The provisions hereof and the agreements referred to herein constitute the entire agreement between the parties with respect to the subject matter hereof and supersede any prior oral understanding, and no modification, supplement or discharge hereof shall be effective unless in writing and executed on behalf of the Company and Employee.

         9.      Assignability

                 This Agreement, and its rights and obligations may not be assigned by Employee. The Company may assign any of its rights and obligations hereunder to a successor or surviving corporation resulting from a merger or consolidation of the Company, the sale by the Company of all or substantially all of its assets or other similar corporate reorganization, upon condition that the assignee shall assume, either expressly or by operation of law, all of the Company's obligations hereunder.

         10.     Waiver





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                 No waiver by either party of any condition, term or provision of this Agreement shall be deemed to be a waiver of any prior or succeeding breach of the same or of any other condition, term or provision thereof.

         11.     Notices

                 All notices required or permitted to be given by either party hereunder shall be in writing and mailed by registered mail, return receipt requested, to the other party at the address set forth above or such different address as may be given by notice as provided for herein. Any notice mailed as provided above shall be deemed given seven (7) days after the date of mailing or on the date of receipt, whichever is sooner.

         12.     Counterparts

                 This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         13.     Construction

                 This Agreement shall be construed in accordance with the laws of the State of Delaware.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                               /s/ Richard J. Reinhart
                              -------------------------------------------
                              RICHARD J. REINHART


                              CRYOMEDICAL SCIENCES, INC.


                              By: /s/ John G. Baust
                                 ----------------------------------------





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